SECOND AMENDED PROMISSORY NOTE

                                                   Dated as of January '7, 1998

$42,246-00

                         This SECOND AMENDED  PROMISSORY  NOTE replaces and
amends that certain  promissory Note in the  original   principal  amount  of
$42,246.00.   FOR  VALUE  RECEIVED,   the undersigned,  Butterwings
Entertainment Group, Inc., an Illinois corporation ("Marker") , promises to pay to the order of Ken Cattell ("Lender"), the principal sum of $42,246.00, or such other sum as shall have been advanced by Lander pursuant hereto, (the "Amount Advanced") on or before six months from the date of execution hereof.

  1.  Interest Rate

     The unpaid Amount Advanced under this Promissory Note shall bear interest at the rate of fourteen percent (14%) per annum.
  2.  Computation.
     Interest chargeable hereunder shall be calculated from the date each incremental Advance shall have been made, on the basis of three hundred sixty
(360) day year for the actual number of days elapsed. Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and then balance remaining applied to the payment of principal.

                  3. Payments.

                Except as  otherwise  set forth in the Bridge Loan and  Security
Agreement, by and between Maker and Lender ("Bridge Loan and Security Agreement"), and as set forth herein, the unpaid Amount Advanced under this Promissory Note plus all accrued but unpaid interest thereon shall be payable on the earlier of the closing of an initial public offering by Maker or six months from the date of issuance of this Amended Note ("Maturity Date").

                    In addition to the payments set forth above, Lender shall be entitled to 4,225 warrants f or units in Butterwings Entertainment Group, Inc.'s public offering, which warrant's are restricted for a period of one year, after which the warrants will be eligible for registration for free trading.
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      4.        Voluntary Prepayment.
  Maker may, at any time, upon (5) Business Days prior written notice to Lender, prepay the unpaid Amount Advanced evidence by this Promissory Note, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less that a full prepayment, then such prepayment shall be applied to the unpaid Amount Advanced hereunder.

       5.      Lawful Money, Designated Places of Payment.

                All principal and interest due hereunder is payable in lawful money of ;*p+12Xthe United States of America, in immediately available funds, at Lender's designated address of record (or at such other location as may be designated from time to time in writing by Lender).

       6.              Loan and Security Agreement,

                The obligations evidenced by this Amended Promissory Note are secured by certain collateral as set forth in the Bridge Loan and Security Agreement. In addition, appropriate UCC statements will be filed in favor of Lender to further secure this Note.

       7.      Waivers.

                Except as set forth elsewhere herein or in the Bridge Loan and Security Agreement, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

      8.      DEFAULT:SECURITY INTERESTS.

                IT IS EXPRESSLY AGREED THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE BRIDGE LOAN AND SECURITY AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF THIS PROMISSORY NOTE, TOGETHER WITH INTEREST ACCRUED HEREON, SHALL BE DUE AND PAYABLE AS PROVIDED IN THE LOAN AND SECURITY AGREEMENT, WITHOUT PRESENTMENT, DEMAND, PROTEST, OR NOTICE OF PROTEST, OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED. IT IS FURTHER UNDERSTOOD THAT THIS NOTE IS SECURED BY, AMONG OTHER THINGS, ANY OF THE SECURITY INTEREST GRANTED TO LENDER UNDER THE LOAN AND SECURITY AGREEMENT AND UNDER ANY OTHER AGREEMENT BETWEEN LENDER AND MAKER WHICH IS EXECUTED IN CONNECTION WITH THE LOAN AND SECURITY AGREEMENT, IN CONNECTION HEREWITH, OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED
HEREUNDER ("COLLATERAL DOCUMENTS"). ALL OF THE COVENANTS, CONDITIONS, WARRANTIES, REPRESENTATIONS AND AGREEMENTS CONTAINED IN DOCUMEVTS, ARE HZPEBY INCORPOPATED HEREIN AND MADE A PART HEREOF.

     9.       Maximum Interest Rate.

                Notwithstanding anything to the contrary contained in this Promissory Note, Maker shall not be obligated to pay, and the holder hereof shall not be entitled to change, collect, receive, reserve, or take interest ("interest" being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid under this Promissory Note) in excess of the maximum rate allowed by applicable law. During any period of time which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate; provided, however, that, if the interest rate declines below such maximum rate, interest shall continue to accrue and be payable at such maximum rate (so long as there remains any unpaid principal balance due under this Note) until the interest that has been paid on this Note equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the interest rate specified in this Note.

                For purposes of this Promissory Note, the term "applicable law" shall mean that law in effect from time to item and applicable to the loan transaction between Maker and the holder of this Promissory Note which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Promissory Note, including laws of the State of California and, to the extent controlling, laws of the United States of America.

  10.     Capitalized Terms.

                Any and all capitalized terms used in this Promissory Note and not separately defined herein shall have the meaning ascribed thereto in the Bridge Loan and Security Agreement.

  11. Section Headings.

                  Headings and numbers have been get forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Promissory Note.

  12. Amendments in Writing.

                This Promissory Note may not be changed, modified, amended, or terminated orally. This note supersedes the Amended Promissory Note dated July 23, 1997.

  13. CHOICE OF LAW; WAIVER OF TRIAL BY JURY,

                            THIS PROMISSORY NOTE AND ALL TRANSACTIONS HEREUNDER
AND/OR EVIDENCED HEREBY SHALL BE GOVERNED BY, CONSTRUED UNDERT AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. MAKER HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS PROMISSORY NOTE.




Made and executed at
Hoffman Estates,  Illinois.

Butterwings Entertainment Group, Inc.,
an Illinois corporation

By:_____________________________

Title:    President
AGREED AND ACCEPTED THIS   9th  DAY OF  January, 1998

By:_______________________
Ken Cattell
Butterwings Entertainment Group, Inc.
By:__________________________